As filed with the Securities and Exchange Commission on October 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

Medivation, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C. Patrick Machado

Senior Vice President and Chief Financial Officer

Medivation, Inc.

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael W. Hall, Esq.

Bradley A. Bugdanowitz, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$30,000,000	$3,210.00

(1)	In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price of $30,000,000.
(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2006

PROSPECTUS

$30,000,000

Medivation, Inc.

Common Stock

We may, from time to time, sell up to $30,000,000 aggregate offering price of our common stock.

Our common stock is listed on the American Stock Exchange under the symbol “MDV.” On October 17, 2006, the last reported sale price of our common stock on the American Stock Exchange was $12.11 per share.

When we offer our common stock, we will provide specific terms of the offering in supplements to this prospectus. The common stock offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 1.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                      , 2006.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell up to $30,000,000 in shares of our common stock in one or more offerings. Any prospectus supplement that is filed in connection with the offering of the shares included in this registration statement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

MEDIVATION, INC.

Medivation, Inc. acquires promising pharmaceutical and medical device technologies in the late preclinical development phase, and develops those technologies quickly and cost-effectively through human first proof-of-efficacy studies (generally the end of Phase 2 clinical trials). Depending on the indication, Medivation will either seek to sell or partner successful programs with larger pharmaceutical, biotechnology and medical device companies for late-stage clinical studies and commercialization, or alternatively conduct those activities internally. The Company intends to build and maintain a portfolio of 4 to 6 development programs at all times.

Our offices are located at 55 Hawthorne Street, Suite 610, San Francisco, California 94105, and our telephone number is (415) 543-3470. Medivation was incorporated in Delaware in 1994.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include costs of developing our technologies, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our common stock to one or more underwriters for public offering and sale by them and may also sell our common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of our common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell our common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of our common stock, we or the purchasers of our common stock for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell our common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our common stock as a principal, and may then resell our common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more of our common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the American Stock Exchange, subject to official notice of issuance.

DESCRIPTION OF CAPITAL STOCK

General Matters

Pursuant to our amended and restated certificate of incorporation, the total amount of our authorized capital stock is 51,000,000 shares, which consists of 50,000,000 shares of authorized common stock, par value $0.01 per share, and 1,000,000 shares of authorized preferred stock, par value $0.01 per share. With respect to the authorized preferred stock, 200 shares have been designated as Series A Convertible Preferred Stock and 450,000 shares have been designated as Series B Convertible Preferred Stock. As of October 12, 2006, we had outstanding 25,297,047 shares of common stock, 110 shares of Series A Convertible Preferred Stock and 0 shares of Series B Convertible Preferred Stock.

According to the records of our transfer agent, American Stock Transfer & Trust Company, as of October 12, 2006, we had 211 holders of record of our common stock.

The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by, our amended and restated certificate of incorporation and our bylaws.

Common Stock

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources. Our common stock is traded on the American Stock Exchange under the symbol “MDV.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF

THE COMPANY’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General. Certain provisions of our certificate of incorporation and bylaws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Election and removal of directors . Our bylaws provide that the size of the board of directors shall be fixed as determined from time to time by the board and, so long as our company has at least three stockholders, shall be at least three directors. The directors need not be stockholders. The directors are to be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified. Any director or the entire board of directors may be removed, either with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

Stockholder meetings . Our bylaws provide that the stockholders may not call a special meeting of the stockholders of Medivation, Inc. Instead, special meetings of the stockholders may be called by the president or the chairman of the Board of Directors and shall be called by the president or the secretary at the request in writing of a majority of the board of directors.

Requirements for advance notification of stockholder nominations and proposals . Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Delaware anti-takeover law . We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is defined generally as a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No cumulative voting . Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Limitation of liability . As permitted by the DGCL, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our certificate of incorporation also provides for the indemnification of our directors and officers to the fullest extent authorized by the DGCL. The indemnification provided under our certificate of incorporation includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our certificate of incorporation, our bylaws and the DGCL, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Under our certificate of incorporation, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We intend to maintain director and officer liability insurance on behalf of our directors and officers.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Latham & Watkins LLP, San Francisco, California.

EXPERTS

Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Singer Lewak Greenbaum & Goldstein LLP’s report given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 filed on March 31, 2006, as amended on Form 10-KSB/A filed on April 6, 2006, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	Our Definitive Proxy Statement on Schedule 14A filed on May 1, 2006;

•	Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 filed on August 14, 2006;

•	Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 filed on May 15, 2006;

•	Our Current Reports on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on January 20, 2006, May 11, 2006, May 19, 2006, July 17, 2006 and September 28, 2006;

•	Our Item 8.01 and 9.01 Current Report on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on September 21, 2006;

•	Our Item 8.01 Current Report on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on September 21, 2006; and

•	Our Registration Statement on Form 8-A filed on March 14, 2006, pursuant to Section 12(b) of the Exchange Act, which describes our common stock, and any further amendment or report filed hereafter for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Medivation, Inc.

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(415) 543-3470

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov as described under the heading “Where You Can Find More Information.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.

Amended and Restated Certificate of Incorporation

Article Ninth of the amended and restated certificate of incorporation of the company provides that the personal liability of the directors of the company shall be eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the Delaware General Corporation Law, as the same may be amended and supplemented.

Article Tenth of the amended and restated certificate of incorporation of the company provides that company shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Indemnification Agreements

We also enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Liability Insurance

We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling stockholders. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,210
Legal fees and expenses	100,000
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	10,000

Total	$123,210

Item 15. Indemnification of Directors and Officers

Medivation, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our certificate of incorporation provides for indemnification of the officers and directors to the full extent permitted by applicable law.

We also enter into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Item 16. Exhibits

Exhibit Number
4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 of Medivation, Inc. (formerly Orion Acquisition Corp. II) (No. 333-03252)).

5.1	Opinion of Latham & Watkins LLP, counsel to the registrant.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

24.1	Power of attorney (contained on signature page).

Item 17. Undertakings

A. The undersigned registrant hereby undertakes that it will:

(1)	File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)	If the small business issuer is relying on Rule 430B:

(i)	Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2)	If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th day of October 2006.

MEDIVATION, INC.

By:	/s/ C. Patrick Machado
Name:	C. Patrick Machado
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David T. Hung and C. Patrick Machado, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ David T. Hung	President, Chief Executive Officer and Director	October 17, 2006
David T. Hung, M.D.	(Principal Executive Officer)

/s/ C. Patrick Machado	Senior Vice President and Chief Financial Officer	October 17, 2006
C. Patrick Machado	(Principal Accounting and Financial Officer)

/s/ Daniel D. Adams	Director	October 17, 2006
Daniel D. Adams

/s/ Gregory H. Bailey	Director	October 17, 2006
Gregory H. Bailey

/s/ Kim D. Blickenstaff	Director	October 17, 2006
Kim D. Blickenstaff

/s/ W. Anthony Vernon	Director	October 17, 2006
W. Anthony Vernon

EXHIBIT INDEX

Exhibit Number
4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 of Medivation, Inc. (formerly Orion Acquisition Corp. II) (No. 333-03252)).

5.1	Opinion of Latham & Watkins LLP, counsel to the registrant.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

24.1	Power of attorney (contained on signature page).